UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 5, 2013

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mercer Road Natick, MA	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 975-4820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2013, the Board of Directors of Karyopharm Therapeutics Inc. (the “Company”) elected Sharon Shacham, Ph.D, M.B.A. President of the Company in addition to her role as the Company’s Chief Scientific Officer.    The election was effective as of December 5, 2013.  Michael Kauffman, M.D., Ph.D., the Company’s Chief Executive Officer, had previously served as President.

Prior to the election, Dr. Shacham, age 43, served as the Company’s Chief Scientific Officer and President of Research and Development since December 2012, as Chief Scientific Officer and Head of Research and Development from October 2010 to December 2012 and as President and Chief Executive Officer from October 2010 to January 2011.  Prior to founding the Company in 2008, Dr. Shacham previously worked at Epix Pharmaceuticals, Inc., a biopharmaceutical company, since July 2000 where she was Senior Vice President of Drug Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: December 11, 2013	By:	/s/ Paul Brannelly
Paul Brannelly
Senior Vice President, Finance and Administration